UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. held its annual meeting of shareholders on May 23, 2018.  For more information on the following proposals submitted to shareholders, see The Travelers Companies, Inc.’s definitive proxy statement dated April 6, 2018. Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Alan L. Beller	205,843,150	3,931,822	407,304	30,753,154
John H. Dasburg	201,257,488	8,462,047	462,741	30,753,154
Janet M. Dolan	202,860,321	6,954,955	367,000	30,753,154
Kenneth M. Duberstein	196,539,570	13,247,973	394,733	30,753,154
Patricia L. Higgins	205,074,746	4,744,545	362,985	30,753,154
William J. Kane	208,973,106	804,743	404,427	30,753,154
Clarence Otis Jr.	205,495,661	4,284,665	401,950	30,753,154
Philip T. Ruegger III	206,786,957	2,994,139	401,180	30,753,154
Todd C. Schermerhorn	208,834,925	919,960	427,391	30,753,154
Alan D. Schnitzer	199,269,220	7,931,672	2,981,384	30,753,154
Donald J. Shepard	206,053,983	3,731,755	396,538	30,753,154
Laurie J. Thomsen	204,272,535	5,535,211	374,530	30,753,154

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
235,488,980	4,958,145	488,305	0

Item 3 — Non-Binding Vote to Approve Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
177,663,162	31,568,390	950,724	30,753,154

Item 4 — Shareholder Proposal Relating to a Diversity Report, Including EEOC Data

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
72,468,984	126,739,733	10,973,559	30,753,154

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Travelers Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
Name: Kenneth F. Spence III
Title: Executive Vice President and General Counsel

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